Exhibit 8.1

Schedule of Subsidiaries

As of December 31, 2006

	Date of incorporation or	Place of incorporation or	Percentage of ownership
Name	establishment	establishment	2006	2005	2004	Principal activity
Port Wing Development Co., Ltd. (e-Channels BVI)	Nov 3,2005	British Virgin Islands ("BVI")	100%	N/A	N/A	Investment holding

Ahead Billion Venture Ltd. ("Sihitech BVI").	Nov 3,2005	BVI	100%	N/A	N/A	Investment holding

Beijing Yuxinyicheng Technologies Ltd. ("Yuxinyicheng")	Oct 19,2006	People’s Republic of China ("PRC")	100%	N/A	N/A	System integration, software development, information technology consulting, maintenance and support.

Beijing e-Channels Century Technology Co., Ltd. ("e-Channels")	Feb 5,2001	PRC	100%	N/A	N/A
Technology development, technology transfer, consulting and training services, sales of self-developed products, computer software, hardware and peripheral equipment, communication equipment and undertaking computer network projects.

Beijing Sihitech Technology Co., Ltd. ("Beijing Sihitech")	Jun 16,1999	PRC	100%	100%	100%	System integration, software development, information technology consulting, maintenance and support.

Beijing Sihitech Software Co., Ltd. ("Beijing Software")	Jan 28,2002	PRC	100%	100%	80%	System integration, software development, information technology consulting, maintenance and support.

Shanghai Sihitech Technology Co., Ltd. ("Shanghai Sihitech")	Jun 20,2001	PRC	100%	100%	80%	System integration, software development, information technology consulting, maintenance and support.

Shanghai Sihitech Software Co., Ltd. ("Shanghai Software")	May 28,2005	PRC	100%	100%	N/A	System integration, software development, information technology consulting, maintenance and support.

Beijing Sihitech Information Consulting Co., Ltd. ("Sihitech Consulting")	Apr 12,2001	PRC	-	100%	100%	Information technology consulting.

Guangzhou Sihitech Technology Co., Ltd. ("Guangzhou Sihitech")	Jan 5,2000	PRC	100%	100%	80%	System integration, software development, information technology consulting, maintenance and support.